News Release	Contact:
For Immediate Release	James J. Hyland, VP Investor Relations (636) 534-2369 Email: investor.relations@tlcvision.com

TLC Vision Corporation Provides
Fourth Quarter 2007 Update
January 2008 Same Store Volume Increases 14%

To Announce Fourth Quarter & Full-Year 2007 Financial Results
March 12, 2008

ST. LOUIS, MO, February 11, 2008: TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, today announced its mid-quarter update for the fourth quarter of 2007.

The company’s fourth quarter 2007 refractive centers total procedures increased approximately:

•	2.5% on a same store (majority-owned) basis*

•	13.0% on a converted centers basis

The company’s full year 2007 refractive centers total procedures increased approximately:

•	6.7% on a same store (majority-owned) basis*

•	13.6% on a converted centers basis

In addition, the company has seen demand grow in January 2008, with refractive centers procedures increasing approximately:

•	14.3% on a same store (majority-owned) basis*

•	24.8% on a converted centers basis

The company also announced that it has sold its interest in one of its seven stand-alone ambulatory surgery centers, and is in discussions with interested parties for two additional centers. The company will continue to manage the four remaining stand-alone ambulatory surgery centers until it identifies appropriate buyers.

Jim Wachtman, President and Chief Executive Officer of TLCVision, commented, “We accomplished our goal in 2007 of transitioning our core refractive centers business to a more balanced approach of direct to consumer marketing with our medical referral model. This strategy change has produced very promising results with procedure growth rates well above the industry. Despite a soft economy in January, we were pleased to see the strong growth in our core refractive business. We enter 2008 with the right strategy and the right people to execute our robust model.”

“We had previously announced that we were divesting our stand-alone ambulatory surgery center business because it did not fit our long-term strategy. This has proceeded slower than anticipated. We have sold our interest in one center and are in discussions to sell two others. We will continue to manage the remaining four centers until we are comfortable that we have the appropriate buyers for those centers. We expect our stand-alone ambulatory surgery center business to contribute over $1 million in EBITDA in 2008.”

* excludes centers where TLCVision has a minority interest

Fourth Quarter 2007 Earnings Call

TLCVision invites all interested parties to participate in a conference call during which time the financial and operating results will be discussed. The call will be held Wednesday, March 12, 2008, at 9:00 a.m. Eastern Standard Time. To participate, please dial 866-852-2121 or 416-641-6119 (international callers). The call will be broadcast live on the Company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.

A replay of the conference call will be available until March 26, 2008. To access the replay, dial 800-408-3053 or 416-695-5800 (international callers) and enter the pass code: 3251532. The call will also be archived on the Company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.

Forward Looking Statements

This press release contains certain forward looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers’ management, technology access service models, extensive optometric relationships, aggressive consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers website at www.lasik.com. More information about TLCVision can be found on the website at www.tlcv.com.